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                                                                  EXHIBIT 10.3

                          TRANSKARYOTIC THERAPIES, INC.

                   CLASS B PREFERRED STOCK PURCHASE AGREEMENT

      This Class B Preferred Stock Purchase Agreement (the "Agreement") is made as of the 14th day of February, 1992 by and among Transkaryotic Therapies, Inc., a Delaware corporation (the "Company") and the purchasers listed on Schedule A hereto (each individually, a "Purchaser" and together, the "Purchasers").

      In consideration of the mutual promises and undertakings contained herein the parties hereby agree as follows:

1.    PURCHASE AND SALE OF CLASS B CONVERTIBLE PREFERRED STOCK. .

      1.1.  Purchase and Sale of Shares.

            (a) On the Closing Date (as defined in Section 1.2 below), subject to the terms and conditions hereof and in reliance upon the warranties, representations and agreements contained herein, the Company agrees to sell to each of the Purchasers, and each of the Purchasers agrees to purchase from the Company, the number of shares of the Company's Class B Convertible Preferred Stock, $1.00 par value per share ("Class B Preferred Stock"), set forth opposite the name of each such Purchaser on Schedule A hereto at a price of $400.00 per share. The aggregate or any portion of the shares of Class B Preferred Stock to be purchased from the Company by the Purchasers pursuant to this Agreement are herein referred to as the "Shares."

            (b) To the extent that 45,600 Shares are not sold at the Closing (as defined in Section 1.2 below), the Company may, up to 120 days after the Closing, sell and issue additional shares of Class B Preferred Stock on substantially the same terms and conditions as the sale of the Shares purchased pursuant to this Agreement, provided that each person or entity acquiring such shares becomes a party to this Agreement as a Purchaser prior to such acquisition by executing an Instrument of Accession hereto in the form of Exhibit V hereto and an Instrument of Accession to the Voting Rights Agreement referred to in Section 5.5 hereof in the form of Exhibit B thereto. The closing of each such sale of additional shares of Class B Preferred stock shall be held at such time and place as may be agreed upon by the parties thereto, upon the same terms and conditions as those applicable to the initial sale of Shares hereunder, provided that the Company's representations and warranties shall be subject to such changes and additions as are necessary to reflect the consummation of the initial sale of Shares hereunder and any and all intervening events occurring between the date hereof and the date of such closing. From and after any such sale of additional shares of Class B Preferred Stock, the purchaser of such shares shall be deemed a "Purchaser" under this Agreement and the shares so purchased shall be deemed "Shares" for all purposes of this Agreement.

            (c) The sale of Shares by the Company to each of the Purchasers is a separate
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      sale to the same extent as if set forth in a separate agreement.

      1.2. Closing. The closing of the initial purchase and sale of Shares hereunder (the "Closing") shall take place at the offices of Bingham, Dana & Gould, 150 Federal Street, Boston, Massachusetts at 2:00 p.m., Boston local time, on February 18, 1992 or at such other time and date as the Company and the Purchasers may agree upon in writing (the "Closing Date"). At the Closing, the Company will deliver to each Purchaser certificates evidencing the Shares to be purchased by such Purchaser, as set forth on Schedule A, against payment of the entire purchase price for the Shares in lawful money of the United States of America by cancellation of indebtedness, bank or certified check, wire-transfer or such other form of payment as shall be mutually agreed upon by such Purchaser and the Company.

2. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company hereby represents and warrants, to each of the Purchasers that, as of the date of this Agreement, except as otherwise described on Schedule B hereto, the following are true and correct:

      2.1. Organization and Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business as a foreign corporation in Massachusetts and is in good standing in each jurisdiction in which failure to so qualify would have a materially adverse effect on the business, assets or prospects of the Company. The copies of the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation"), and By-laws which are attached as Exhibits I and II hereto, respectively, are true, complete and correct as of the date of this Agreement. The Company has the corporate power and authority to own and lease its property, to enter into, deliver, and perform its obligations and undertakings under, this Agreement and all other agreements referred to herein or contemplated hereby, to issue the Shares, and to conduct its business as now conducted.

      2.2. Subsidiaries. The Company has no subsidiaries and does not control, directly or indirectly, any other corporation, association or business organization.

      2.3. Capitalization. The Company's entire authorized capital stock consists of: 200,000 shares of Common Stock, $.01 par value per share (the "Common Stock"); and 53,500 shares of Preferred Stock, $1.00 par value per share (the "Preferred Stock"), of which 6,000 shares have been designated as Class A Convertible Preferred Stock (the "Class A Preferred Stock"), and 47,500 shares have been designated as Class B Convertible Preferred Stock (the "Class B Preferred Stock"). Of the authorized shares of Common Stock, 78,795 shares are issued to the persons named on Schedule D hereto under the heading "Common Stock". Of the authorized shares of Preferred Stock, 6,000 shares are issued to the party named on Schedule D hereto under the heading "Preferred Stock," all of which Preferred Stock is being exchanged for Class A Preferred Stock pursuant to the Stock Exchange Agreement dated as of the date hereof between Warburg Pincus Capital Company L.P. ("Warburg") and the Company (the "Exchange Agreement"). Immediately prior to the Closing, no shares of Class B Preferred Stock are issued or outstanding. No shares of Common Stock or Preferred Stock are held in the


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Company's treasury. The Company has reserved 39,250 shares of Common Stock for issuance to future management employees and consultants. In addition, the Company has reserved 10,000 shares of Common Stock for issuance upon conversion of the Class A Preferred Stock and 47,500 shares of Common Stock for issuance upon Conversion of the Class B Preferred Stock (such shares reserved for issuance upon conversion of the Class B Preferred Stock hereinafter referred to as the "Underlying Shares"). The Common Stock and the Preferred Stock are not entitled to cumulative voting rights, preemptive rights, antidilutive rights or so-called registration rights under the Securities Act of 1933, as amended (the "Securities Act"), except as provided in this Agreement or Article IV of the Company's Certificate of Incorporation, ("Article IV"). The Common Stock and the Preferred Stock have the preferences, voting powers, qualifications, and special or relative rights or privileges set forth in Article IV. All outstanding shares of Common Stock and Preferred Stock have been validly issued and are fully paid and nonassessable, and were issued in accordance with applicable state and federal securities laws. The Shares, when issued in accordance with this Agreement, and the Underlying Shares, when issued in accordance with this Agreement and the Certificate of Incorporation, will be validly authorized, issued and outstanding, fully paid and nonassessable and, based in part upon representations of the Purchasers in Sections 3 and 4 hereof, will be issued in accordance with applicable state and federal securities laws. The Company does not have outstanding any option, warrant or other commitment to issue or to acquire any shares of its capital stock, or any securities or obligations convertible into or exchangeable for its capital stock, other than as indicated on Schedule a hereto, and the Company has not given any person any right to acquire from the Company or sell to the Company any shares of its capital stock. There is, and immediately upon consummation at the Closing of the transactions contemplated hereby there will be, no agreement, restriction or encumbrance (such as a right of first refusal, right of first offer, proxy, voting agreement, etc.) with respect to the sale or voting of any shares of capital stock of the Company (whether outstanding or issuable upon conversion or exercise of outstanding securities) except as contemplated by this Agreement, and by the Certificate of Incorporation and By-laws of the Company and the Company will not voluntarily place any restrictions on the transfer of the Shares or the Underlying Shares except to the extent set forth herein or contemplated hereby.

      2.4. Financial Information. The Company has delivered to the Purchasers a copy of (a) its audited balance sheet (the "Balance Sheet") as of December 31, 1990 (the "Financial Statement Date") and the related statements of income and retained earnings and changes in financial position for the year then ended (with the Balance Sheet, the "Audited Financials") and (b) its unaudited balance sheet as of December 31, 1991 and the related statements of income and retained earnings and changes in financial position for the period then ended (the "Unaudited Financials") and together with the Audited Financials, the "Financial Statements"). The Financial Statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and fairly present the financial condition of the Company at the date thereof and the results of the operations of the Company for the period then ended; provided, however, that the Unaudited Financials are subject to year-end adjustments and may not contain all footnotes required under generally accepted accounting principles.


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      2.5. Absence of Undisclosed Liabilities. As of the Financial Statement
Date, the Company had (and on the date hereof the Company has) no material liabilities (matured or unmatured, fixed or contingent) arising out of any transaction or state of facts existing prior to the date hereof which are not fully reflected or provided for on the Balance Sheet, except for obligations arising after the Financial Statement Date in the ordinary course of business or reflected in the Unaudited Financials.

      2.6. Absence of Certain Chances. Since the Financial Statement Date, other than as described in the Unaudited Financials or as indicated on Schedule a hereto, there has not been:

            (a) any material adverse change in the condition (financial or otherwise), assets, liabilities or business of the Company from that shown by the Balance Sheet;

            (b) any damage, destruction or loss of any of the properties or assets of the Company (whether or not covered by insurance) materially adversely affecting the business of the Company;

            (c) any dividend, declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

            (d) any labor trouble, or any other event, development, or condition, of any character, or threat of the same, materially adversely affecting the business of the Company;

            (e) any waiver of any material right of the Company, or the cancellation of any material debt or claim held by the Company;

            (f) any issuance of any stock, bonds or other securities of the Company;

            (g) any sale, assignment or transfer of any material tangible or intangible assets of the Company except with respect to tangible assets in the ordinary course of business; or

            (h) any loan by the Company to any officer, director, employee or stockholder of the Company, or any agreement or commitment therefor.

      2.7. Taxes. For all periods ended on or prior to the Financial Statement Date, the Company has filed or will file within the time prescribed by law (including extensions of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with the United States Internal Revenue Service, the State of Delaware, the Commonwealth of Massachusetts, any other states, and all foreign countries and has paid or made adequate provision in the Balance Sheet for the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due (or, to the knowledge of the Company, claimed by such authority


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or jurisdiction to be due) on or in respect of such tax returns and reports. The
Company does not know of any (a) other federal, Delaware, Massachusetts, state or foreign taxes which are due and payable by the Company which have not been so paid; (b) other federal, Delaware, Massachusetts, state or foreign tax returns or reports which are required to be filed which have not been so filed; or (c) unpaid assessment for additional taxes for any fiscal period or any basis thereof. The Company's federal or state income tax returns have never been audited.

      2.8. Title to Properties; Liens and Encumbrances. Except as indicated on Schedule B hereto, the Company has good and marketable title to all of its properties and assets, real and personal, including those reflected in the Balance Sheet (except as sold or otherwise disposed of in the ordinary course of business since the Financial Statement Date), subject to no mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge except (a) as shown on the Balance Sheet or in the notes thereto, (b) tax, materialmen's or like liens for obligations not yet due or payable or being contested in good faith by appropriate proceedings, and (c) vendors' interests in installment purchase obligations of the Company which in the aggregate do not exceed $5,000.

      2.9. Intellectual Property Rights. Attached hereto as Schedule C is a true and complete list of all patents, trademarks, service marks, trade names, copyrights and rights or licenses to use the same, and any and all applications therefor, presently owned or held by the Company. Such patents, trademarks, service marks, trade names, copyrights and rights or licenses to use the same, and any and all applications therefor, as well as all trade secrets and similar proprietary information owned or held by the Company, are all such items required to enable the Company to conduct its business as now conducted. The Company has not received any formal or informal notice of infringement or other complaint that the Company's operations violate or infringe rights under patents, trademarks, service marks, trade names, trade secrets, copyrights or licenses or any other proprietary rights of others, nor does the Company have any reason to believe that there has been any such violation or infringement. Except as set forth in Schedule C, no royalties, honoraria, or fees are or will be payable by the Company to other persons by reason of the ownership or use by the Company of said patents, trademarks, service marks, trade names, trade secrets, copyrights or rights or licenses to use the same or similar proprietary information, or any and all applications therefor.

      2.10. Government Approvals and Licenses. The Company has all governmental approvals, authorizations, consents, licenses and permits necessary or required to conduct its business as presently conducted and will use its best efforts to obtain all governmental approvals, authorizations, consents, licenses and permits necessary or required to conduct its business as proposed to be conducted.

      2.11. Contracts. Other than as set forth in Schedule B or described elsewhere in this Section 2, the Company has no presently existing contract, obligation or commitment (a) involving payment by or to the Company of more than $10,000 (other than employment or consulting agreements terminable at the option of the Company without penalty on no more than thirty (30) days prior written notice with employees of, or consultants to, the Company who are


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not officers or directors thereof), or (b) which is material to the Company or its currently contemplated business, including without limitation the following:

                  (i) any employment, bonus, commission or consulting agreements or arrangements; pension, profit sharing, deferred compensation, stock bonus, retirement, stock option, stock purchase, phantom stock or similar plans, including agreements evidencing rights to purchase securities of the Company; or agreements with shareholders;

                  (ii) any loan or other agreements, notes, indentures, or
            instruments relating to or evidencing indebtedness for borrowed money, or mortgaging, pledging, or granting or creating a lien or security interest or other encumbrance on any of the Company's property; or any agreement or instrument evidencing any guaranty by the Company of payment or performance by any other person;

                  (iii) any agreements with dealers, sales representatives,
            brokers, and other distributors, jobbers, advertisers, sales agencies;

                  (iv) any agreements with any labor union or collective
            bargaining organization;

                  (v) any contract or series of contracts with the same person for the furnishing or purchase of machinery, equipment, goods or services, including, without limitation, agreements with processors and subcontractors and agreements requiring development of products;

                  (vi) any lease of machinery, equipment, other personal
            property, including motor vehicles, and real estate;

                  (vii) any indenture, agreement, or other document relating to the sale or repurchase of securities of the Company;

                  (viii) any joint venture contract or arrangement or other
            agreements involving a sharing of profits or expenses;

                  (ix) any agreements limiting the freedom of the Company or any of its employees to compete in any line of business or in any geographic area or with any person;

                  (x) any agreements providing for disposition of the business and assets, or securities, of the Company; agreements of merger or consolidation to which the Company is a party; or letters or intent with respect to the foregoing; or

                  (xi) any agreements involving, or letters of intent with
            respect to, the


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            acquisition of assets or securities of any other business or entity.

      True and complete copies of all contracts and other items listed on Schedule B have been made available to the Purchasers. The Company has complied with all the material provisions of said contracts and commitments set forth in Schedule B hereto and of all other material contracts and commitments to which it is a party, and is not in default under any thereof, except to the extent to which any such noncompliance and defaults would not materially and adversely affect the business or financial condition of the Company. There exists no condition, event or act which constitutes, or which after notice, lapse of time or both would constitute, a material default by the Company or, to the Company's knowledge, by any third party, under any of said contracts or commitments.

      2.12. Shareholders, Directors, and Officers. Schedule D hereto contains a true, correct and complete list showing the name of each shareholder of record of the Company and the number of the shares of the Company's capital stock owned by each shareholder. Schedule E hereto contains a true, correct and complete list showing the name of each director and officer of the Company.

      2.13. Litigation. There is no litigation or proceeding pending or, to the Company's knowledge, threatened, against the Company, or the Company's properties nor does the Company know or have reasonable grounds to know of any basis for any such action, including, without limitation, any governmental investigation relating to employee safety or discrimination matters. To the Company's knowledge, there is no litigation or proceeding pending or threatened against or relating to any present or former employee of the Company by reason of the past employment or consulting relationships of any of such employees with the Company. There are no outstanding judgments against the Company.

      2.14. Authorization. The execution, delivery and performance by the Company of this Agreement and the Exchange Agreement, the issue and sale of the Shares and the issuance of the Underlying Shares upon the conversion of the Class B Preferred Stock have been duly authorized and approved by all necessary corporate action. This Agreement has been duly executed and delivered on behalf of the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors. The execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the issuance of the Underlying Shares upon the conversion of the Class B Preferred Stock will not conflict with, or result in a breach of any of the terms of, or constitute a default under, the Certificate of Incorporation or By-laws of the Company or result in a material breach of any of the terms of, or constitute a material default under, any agreement, instrument or other restriction to which the Company is a party or by which it or any of its properties or assets is bound.

      2.15. Brokers. Except as described on Schedule B, the Company has no contract, arrangement or understanding with any broker, finder, or similar agent with respect to the


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transactions contemplated by this Agreement.

      2.16. Governmental Consents. Based in part on the representations made by the Purchasers in Sections 3 and 4 of this Agreement, no consent, approval or authorization of any governmental authority is required under existing law or regulation in connection with the execution and delivery of this Agreement or the offer, issue, sale or delivery of the Shares pursuant to this Agreement or the consummation of any other transactions contemplated hereby.

      2.17. Securities Laws. Neither the Company nor any other person, firm or corporation acting on its behalf has sold any of the Shares or other securities of the Company to, or offered any thereof for sale to, or solicited any offers to purchase any thereof from, or otherwise approached or negotiated (nor will the Company or any other person, firm or corporation acting on its behalf sell, offer, solicit or otherwise approach or negotiate) in respect thereof with, such character or number of persons in the aggregate, or in such manner, as would result in bringing the Shares, or any part thereof, within the provisions of
Section 5 of the Securities Act. Assuming that the Purchasers' representations and warranties contained in Sections 3 and 4 of this Agreement are true and correct at the Closing and on the date of the issuance of the Underlying Shares, the offering and sale of the Shares and the issuance of the Underlying Shares upon conversion of the Shares are each exempt or will be exempt from registration and prospectus delivery requirements of the Securities Act as in effect on the date hereof and are also exempt or will be exempt from registration or qualification under applicable state securities laws as in effect on the date hereof.

      2.18. Legal Compliance. The Company is not in violation of any provisions of its Certificate of Incorporation or By-laws, or of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company, which violation materially and adversely affects the business or financial condition of the Company.

      2.19. Insurance. The Company maintains insurance of the types and in the amounts generally deemed adequate for its business and consistent with insurance coverage maintained by similar companies in similar businesses, including, without limitation, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

      2.20. Nondisclosure Agreements. The Company has entered into nondisclosure and noncompete agreements in favor of the Company in such forms as have been approved from time to time by the Board of Directors of the Company, with each person employed by it or serving as a consultant to it with employment or consulting responsibility requiring access to proprietary technical information of the Company.

      2.21. Disclosures. Neither this Agreement nor any Schedule or Exhibit hereto, nor any report, certificate or instrument furnished to any of the Purchasers or their special counsel in connection with the transactions contemplated by this Agreement, including without limitation


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the Confidential Private Placement Memorandum of the Company dated November,
1991 (the "Memorandum"), when read together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Company knows of no information or fact which has or would have a material adverse effect on the business, prospects, assets or condition, financial or otherwise, of the Company which has not been disclosed in Schedule B. Each projection furnished in the Memorandum was prepared in good faith based on reasonable assumptions and represents the Company's best estimate of future results based on information available as of the date of the Memorandum.

      2.22. U.S. Real Property Holding Corporation. The Company is not now and has never been a "United States Real Property Holding Corporation" as defined in
Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service.

3. REPRESENTATIONS AND WARRANTIES BY THE PURCHASERS. Each of the Purchasers, severally and not jointly, represents and warrants to the Company that the following are true and correct in all material respects:

      3.1. Authority. Such Purchaser has all requisite power and authority to enter into this Agreement and perform its obligations hereunder. All necessary corporate and other action has been taken by it or on its behalf to execute, deliver and perform its obligations under this Agreement and to purchase the Shares. This Agreement constitutes the valid and legally binding obligation of such Purchaser, enforceable against the Purchaser in accordance with its terms.

      3.2. Brokers. Such Purchaser has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

      3.3. Accredited Investor Statues. Such Purchaser is acquiring the Shares for the purpose of investment and not with a view to the resale or distribution thereof, and it has no present intention of selling, negotiating or otherwise disposing of the Shares; provided that the disposition of its property shall at all times be and remain within its control. It further represents that it is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Such Purchaser further represents that it is acquiring the Shares for its own account and with its general assets and not with the assets of any separate account in which any employee benefit plan has any interest. As used in this Section 3.3, the terms "separate account" and "employee benefit plan" shall have the respective meanings assigned to them in the Employee Retirement Income Security Act of 1974.

      3.4. Formation. Such Purchaser was not organized for the purpose of making an investment in the Company.

      3.5. Receipt of Information. Such Purchaser has been furnished such information and


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documents as such Purchaser has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the Company, terms and conditions of this Agreement and the purchase of the Shares.

4.    SECURITIES LAWS.

      4.1. Registration of Shares. Each Purchaser, severally and not jointly, represents and warrants to the Company that it understands that the Shares have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and that the Shares must be held indefinitely unless they are subsequently registered thereunder or an exemption from registration thereunder is available. Each Purchaser, severally and not jointly, further represents and warrants to the Company that it will not transfer any of the Shares in violation of the provisions of this Agreement or any applicable federal or state securities laws or regulations.

      4.2. Financial Matters. Each Purchaser, severally and not jointly, represents and warrants to the Company that (a) it understands that the purchase of the Shares involves substantial risk and that its financial condition and investments are such that it is in a financial position to hold the Shares purchased by it for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, such Shares; and (b) by virtue of its expertise, the advice available to it and its previous investment experience, such Purchaser has extensive knowledge and experience in financial and business matters, investments, securities and private placements and the capability to evaluate the merits and risks of the transactions contemplated by this Agreement.

      4.3. Transfer Legends and Restrictions. The Transfer (as defined in
Section 8.1) of the Shares will be restricted in accordance with the terms hereof. Each certificate evidencing the Shares, including any certificate issued to any transferee thereof, shall be imprinted with a legend in substantially the following form (unless otherwise permitted under this Section 4 or unless such Shares shall have been effectively registered and sold under the Securities Act and applicable state securities laws):

      "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO TRANSFER, SALE OR OTHER DISPOSITION OF THESE SHARES SHALL BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THESE SHARES UNDER THE SECURITIES ACT OF 1933 HAS BECOME EFFECTIVE OR THE ISSUER HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL SATISFACTORY TO IT TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED, UNLESS SUCH OPINION OF COUNSEL IS NOT REQUIRED BY THE TERMS OF THE CLASS B PREFERRED STOCK PURCHASE AGREEMENT AMONG THE ISSUER AND CERTAIN OF ITS SHAREHOLDERS DATED AS OF FEBRUARY 14, 1992 (THE "AGREEMENT"). TRANSFER OF THESE SHARES IS FURTHER RESTRICTED AS PROVIDED IN THE AGREEMENT, A COPY OF WHICH IS AVAILABLE AT THE ISSUER'S OFFICES."


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      The Holder (as defined in Section 8.1) of any Shares by acceptance thereof agrees, so long as any legend described in this Section 4.3 shall remain on the certificates evidencing the Shares, prior to any Transfer of any of the Shares (except for a Transfer effected pursuant to an effective registration statement under the Securities Act or in compliance with Rule 144 thereunder), to give written notice to the Company of such Holder's intention to effect such Transfer and agrees to comply in all respects with the provisions of this Section 4.3. Such notice, if required, shall describe the proposed method of Transfer of the Shares in question. Upon (but only upon) receipt by the Company of such notice, and a written opinion of counsel to such Holder (which counsel and opinion shall be reasonably satisfactory to counsel for the Company) the proposed Transfer may be effected without registration under the Securities Act or in compliance with Rule 144 thereunder and under applicable state securities laws, the proposed Transfer may be effected, and the Holder of such Shares shall thereupon be entitled to Transfer the same in accordance with the terms of the notice delivered by such Holder to the Company. Each certificate evidencing the Shares issued upon any such Transfer shall bear the same legend as set forth in this
Section 4.3. Upon the written request of a Holder of the Shares, the Company shall remove the foregoing legend from the certificates evidencing such Shares and issue to such Holder new certificates therefor free of any transfer legend if, with such request, and at the request of the Company, the Company shall have received an opinion of counsel selected by the Holder, such counsel and opinion to be reasonably satisfactory to counsel to the Company, to the effect that any Transfers by such Holder of such Shares may be made to the public without compliance with either Section 5 of the Securities Act or Rule 144 thereunder and applicable state securities laws.

      4.4. Rule 144. The Purchasers recognize that the provisions of Rule 144 under the Securities Act are not presently applicable to securities of the Company. The Company covenants that (a) at all times after the Company first becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Company will comply with the current public information requirements of Rule 144(c)(1) under the Securities Act; and (b) at all such times as Rule 144 is available for use by the Purchasers, the Company will furnish any Purchaser upon request with all information within the possession of the Company required for the preparation and filing of Form 144.

      4.5. Warburg Class A Preferred Stock. All representations, warranties, and covenants made by Warburg in Sections 3 and 4 of this Agreement relating to this Agreement and the Shares are also hereby made by Warburg, mutatis mutandi, with respect to the Exchange Agreement and the Class A Preferred Stock acquired by Warburg pursuant to the Exchange Agreement (the "Class A Shares"), and the provisions of Sections 3 and 4 of this Agreement shall be applicable to the Class A Shares in the same manner as the Shares.

5. CONDITIONS OF THE PURCHASERS' OBLIGATIONS AT CLOSING. The obligation of each of the Purchasers to purchase and pay for the Shares is subject to the following:

      5.1. Representations and Warranties. The representations and warranties of the

Company made herein shall be true, correct and complete in all material respects on and as of the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date.

      5.2. Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the company on or prior to the Closing Date shall have been performed or complied with.

      5.3. Compliance Certificate. The Company shall have delivered to the Purchasers a certificate (to be signed by its chief executive officer) dated the Closing Date certifying as to the fulfillment of the conditions specified in Sections 5.1 and 5.2 in all material respects.

      5.4. Exchange Agreement. The Exchange Agreement shall have been executed and delivered by the Company and Warburg.

      5.5. Voting Rights Agreement. A Voting Rights Agreement substantially in the form of Exhibit III hereto shall have been executed and delivered by the Company and the Purchasers.

      5.6. Opinion of Company's Counsel. The Purchasers shall have received an opinion of Bingham, Dana & Gould, counsel to the Company, substantially in the form of Exhibit IV hereto and which opinion shall be satisfactory in form and substance to the Purchasers' special counsel.

      5.7. Restated is Certificate of Incorporation. A Restated Certificate of Incorporation for the Company in the form attached as Exhibit I hereto shall have been duly filed with the Secretary of State of the State of Delaware and shall have become effective.

      5.8. Blue Sky Matters. All consents, approvals, filings, qualifications and/or registrations required to be obtained or effected under any applicable state securities laws in connection with the issuance, sale and delivery of the Shares, and the Underlying Shares shall have been obtained or effected (except for the filing of any notice subsequent to the Closing which may be required under applicable state securities laws which, if required, shall be filed on a timely basis as may be so required).

      5.9. Corporate Proceedings and Consents. All corporate and other proceedings to be taken and all waivers and consents to be obtained in connection with the transactions contemplated by this Agreement shall have been taken or obtained and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers and their special counsel, each of whom shall have received all such originals or certified or other copies of such documents as each may reasonably request.

6. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligation of the Company to sell the Shares is subject to the following:

      6.1. Representations and Warranties. The representations and warranties of the Purchasers made herein shall be true, correct and complete in all material respects on and as of the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

      6.2. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing shall be satisfactory in form and substance to the Company and the Company's counsel, and they each shall have received all such counterpart original or certified or other copies of such documents as they may reasonably request.

      6.3. Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Purchasers on or prior to the Closing Date shall have been performed or complied with.

      6.4. Authorizations. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States of America or of any state required in connection with the lawful issuance and sale of the Shares to the Purchasers as contemplated under this Agreement shall have been duly obtained and in effect.

7. AFFIRMATIVE COVENANTS. The Company covenants with each of the Purchasers as follows, such covenants to expire at such times as the Company shall have consummated a firm commitment underwritten public offering pursuant to an effective registration statement on Form S-1 or a successor form under the Securities Act, covering the offer and sale by the Company of Common Stock to the public at a price per share that is not less than $600.00 per share (as adjusted for any stock dividends, stock splits, combinations, or similar recapitalizations occurring after the date hereof), and which results in aggregate net proceeds to the Company of not less than $10,000,000 (the "Initial Public Offering"); provided, that the Company may refrain from compliance with any such covenant to the extent that such compliance would, in the good faith judgment of the Board of Directors of the Company, violate applicable securities laws:

      7.1. Quarterly Financial Statements. Within forty-five (45) days after the end of each of the first three quarters in each fiscal year, the Company will deliver to each Qualifying Holder (as hereinafter defined) copies of the Company's unaudited, balance sheet as of the end of, and statements of income and statements of cash flows for, such quarter, which shall be prepared in accordance with generally accepted accounting principles consistently applied. All such financial statements shall be certified as accurate and complete in all material respects (subject to normal year-end adjustments) by the chief financial officer of the Company and shall be presented in form comparative to the similar period of the preceding year. Further, if for any period the Company shall have any subsidiary or subsidiaries whose accounts are consolidated with those of the Company, then in respect of such period all such financial statements shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries. In no event will any Purchaser make any use or disclosure of the financial statements referred to in this Section 7.1 or Section 7.2 or other information acquired pursuant to Section 7.3 or 7.4, except in connection with evaluating its investment in the Company. For purposes of this Agreement, requalifying Holder shall mean each Purchaser for so long as such Purchaser holds at least fifteen percent (15%) of the number of Shares purchased by it hereunder.

      7.2. Annual Financial Statements. Within ninety (90) days after the end of each fiscal year, the Company will deliver to each Qualifying Holder financial statements analogous to those required by Section 7.1 as at the end of and for such year, accompanied by a certification by independent public accountants selected by the Company's Board of Directors, that (except as otherwise stated therein) such statements have been prepared in accordance with generally accepted accounting principles consistently applied.

      7.3. Budget. As soon as available, but in no event later than ten (10) days before the beginning of each fiscal year (commencing with the fiscal year beginning January 1, 1993), the Company will deliver to each of the Qualifying Holders an operating plan for such fiscal year, together with budgeted financial statements, in a format approved by the Directors of the Company.

      7.4. Other Information. Upon the reasonable request of a Qualifying Holder, the Company will deliver to such Qualifying Holder other information and data, not proprietary in nature (in the good faith judgment of the Company), pertaining to its business, financial and corporate affairs to the extent that such delivery will not violate any then applicable law or any agreements of the Company with third parties. The Company will permit each Qualifying Holder, at the expense of such Qualifying Holder, to visit and inspect any of the properties of the Company, including its books of account, and to discuss its affairs, finances and accounts with the Company's officers or directors, all at such reasonable times and as often as a Qualifying Holder may reasonably request, in each case, in a manner consistent with the reasonable security and confidentiality needs of the Company; provide, that the Company shall be under no such obligation with respect to information deemed in good faith by the Company to be proprietary or subject to third party restrictions on disclosure.

      7.5. SEC Reports. Promptly after each such filing, the Company will furnish each Purchaser with copies of all registration statements, and amendments thereto, and all reports on Forms 8-K, 10-Q or 10-K (or any similar form hereafter in use) which the Company shall file with the Securities and Exchange Commission or any stock exchange on which securities of the Company may be listed.

      7.6. Use of Proceeds. The Company will use amounts paid for the Shares hereunder to fund research and development activities and for working capital and other corporate purposes.

      7.7. Insurance. The Company will keep all its insurable properties properly insured against loss or damage by fire and other risks; maintain public liability insurance against claims for personal injury, death or property damage suffered by others upon or in or about any premises occupied by it or arising from equipment owned by the Company and leased to and located upon or in or about any premises occupied by any other person; maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business; and maintain such other insurance as is usually maintained by persons engaged in the same or similar business as is the Company. All such insurance shall be maintained against such risks and in at least such amounts as such insurance is usually carried by persons engaged in the same or similar businesses, and all insurance herein provided for shall be effected and maintained in force under a policy or policies issued by insurers of recognized responsibility, except that the Company may effect worker's compensation or similar insurance in respect of operations in any state or other jurisdiction either through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance which is in accord with applicable laws. In addition, the Company shall within a reasonable period of time obtain "Key Man Insurance" on of the lives of K. Michael Forrest and Richard F. Selden in an aggregate face amount of not less than $1,000,000 per person and shall maintain such insurance on each such person for so long as such person is employed by the Company.

      7.8. Payment of Taxes. The Company will pay and discharge promptly, or cause to be paid and discharged promptly, when due and payable, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its property, real, personal and mixed, or upon any part thereof, as well as all claims of any kind (including claims for labor, materials and supplies), which, if unpaid, might by law become a lien or charge upon its property; provided, however, that the Company shall not be required to pay any tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books reserves deemed by it adequate with respect thereto.

      7.9. Corporate Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and material rights and franchisees, provided, however, that nothing in this section shall (a) prevent the abandonment or termination of the Company's authorization to do business in any foreign state or jurisdiction if, in the opinion of the Company's Board of Directors, such abandonment or termination is in the interest of the Company or (b) require compliance with any law so long as the validity or applicability thereof shall be disputed or contested in good faith.

      7.10. Maintenance of Properties. The Company will maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition, and from time to time make, or cause to be made, all repairs, renewals and replacements which in the opinion of the Company are necessary and proper so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

      7.11. Reservation of Common Stock. The Company agrees to continue to reserve a number of shares of the Company's Common Stock equal to the number of Underlying Shares into which the Shares are convertible and the Company further agrees that in the event that the conversion price applicable to the Shares set forth in the Certificate of Incorporation is reduced below the initial price set forth therein, it shall immediately cause to be set aside additional shares of the Company's Common Stock so as to comply with the provisions of this Section 7.11.

8.    REGISTRATION OF SHARES.

      8.1. Certain Definitions. As used in this Section 8 and elsewhere in this Agreement, the following terms shall have the following respective meanings:

            (a) "Class A Shares" shall mean shares of Class A Preferred Stock issued to Warburg pursuant to the Exchange Agreement.

            (b) "Registrable Shares" shall mean (i) the shares of Common Stock issued or issuable upon conversion of the Shares, (ii) any shares of Common Stock issuable to the Purchasers pursuant to Section 9 of this Agreement (unless such shares are subject to an agreement with the Company granting registration rights to the holder thereof on terms no less favorable to investors than those contained herein), and (iii) any other shares of Common Stock issued with respect to the Shares, or the shares enumerated in clauses (i) or (ii) above by reason of stock dividends, stock splits, recapitalizations, reorganizations, or similar Corporate action. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares, or to a number or percentage of Registrable Shares held by a Holder, such reference shall include shares of Common Stock issuable upon conversion of the Shares even though such conversion has not yet been effected.

            (c) "Holders" shall mean any Purchaser (in its capacity as holder of any Shares or Registrable Shares and for so long as it holds such Shares or Registrable Shares), and such of its respective successors and assigns who acquire Shares or Registrable Shares from Holders in accordance with the terms of this Agreement and who agree in writing with the Company to acquire and hold the Shares or Registrable Shares subject to all the restrictions hereof but in no event shall "Holders" include any transferee of Registrable Shares pursuant to sales made under a registration statement filed under the Securities Act.

            (d) "Commission" shall mean the Securities and Exchange Commission or other successor federal agency.

            (e) "Registration Expenses" and "Selling Expenses" shall mean the expenses so described in Section 8.6.

            (f) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

            (g) "Transfer" or "Transfers" shall mean any pledge, sale, assignment, gift or other transfer of any Shares or Registrable Shares or any interest therein, whether or not such transfer would constitute a "sale" as that term is defined in Section 2(3) of the Securities Act.

            (h) "Other Holders" shall mean all holders of the Company's securities except the Holders and except the holders of Additional Registrable Securities.

            (i) "Additional Registrable Securities" shall mean (l) any shares of the capital stock of the Company that are held by persons or entities who are parties to, or assignees of a party to, an agreement (other than this Agreement) with the Company granting registration rights to such holder and that were sold pursuant to such agreement, and (2) any securities issued with respect to the capital stock referred to in clause (l) above, by reason of stock dividends, stock splits or combinations, recapitalizations, reorganizations or other similar corporate action.

      8.2. Company ("Piggyback") Registration. If (but without any obligation to do so) the Company for itself or any of its security holders shall at any time or times determine to register under the Securities Act any shares of its capital stock or other securities (other than (a) the registration of an offer, sale or other disposition of securities to employees of, or other persons providing services to, the Company or any subsidiary pursuant to an employee or similar benefit plan, registered on Form S-8, a comparable or successor form or another form which is used solely for the purpose of registering such plan, or exempt from registration pursuant to Regulation A or a comparable or successor rule; or (b) relating to a merger, acquisition or other transaction of the type described in Rule 145 or comparable or successor rule, registered on Form S-4 or similar or successor forms) the Company will notify each Holder of such determination at least thirty (30) days prior to the filing of such registration statement, and upon the request of any Holder given in writing within twenty
(20) days after the effective date of such notice, the Company will use its best efforts as soon as practicable thereafter to cause any of the Registrable Shares specified by such Holder to be included in such registration statement to the extent and under the conditions such registration is permissible under the Securities Act. Notwithstanding the foregoing, in the event the proposed registration is in whole or in part an underwritten public offering and if the managing underwriter(s) determines and advises in writing that the inclusion of some or all of the Registrable Shares of such Holders, the Additional Registrable Securities and all shares of the Company's capital stock to be offered by the Company and by Other Holders, whether originally covered by requests for registration or otherwise included, would interfere with the successful marketing of such securities, then the number of shares of capital stock otherwise to be included in the registration statement by Holders, holders of Additional Registrable Securities and Other Holders shall be reduced as follows: (i) there shall first be excluded shares proposed to be included by Other Holders; (ii) any further reduction shall be pro rata among Holders and holders of Additional Registrable Securities in the proportion of the number of shares of the Company's capital stock then owned by each, except, however, in the event of a registration initiated by Warburg pursuant to the terms of the 1988 Agreement (as defined herein) in which case the shares of Common Stock issued to Warburg pursuant to the 1988 Agreement and the shares of Class A Preferred Stock received by Warburg pursuant to the Exchange Agreement in exchange for the Preferred Stock issued to Warburg pursuant to the 1988 Agreement shall be the last to be excluded. For purposes of apportionment in the immediately preceding sentence, for any Holder which is a partnership, the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder", and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of Shares carrying registration rights owned by all entities and individuals included with such "Holder", as defined in this sentence. Any Holder whose Registrable Shares are registered shall, as a condition to participation, comply with Section 8.4 hereof and such other reasonable requirements as nay be imposed by the managing underwriters to effect an orderly distribution of the Registrable Shares. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriters. Any Registrable Shares withdrawn from such underwriting shall be withdrawn from such registration. The Company shall be under no obligation to complete any offering of its securities described in this Section 8.2 and shall incur no liability to any Holder for its failure to do so. The Company shall not be obligated to offer the Holders the right to participate in more than three registrations pursuant to this Section 8.2.

      8.3. Demand Registration. At any time after February 14, 1995, the Holder(s) (as defined herein) of at least thirty percent (30%) of the then outstanding Registrable Shares (as defined herein), may notify the Company in writing that such Holders intend to offer or cause to be offered for sale a number of Registrable Shares which represents not less than fifteen percent (15%) of the Registrable Shares held by such Holder(s), and may request the Company to cause such Registrable Shares to be registered under the Securities Act. Such rights to request the Company to register the Holders' Registrable Shares shall be available to the Holders no more than once during any consecutive twelve month period. To the extent and under the condition that such registration is permissible under the Securities Act, the Company will use its best efforts as soon as practicable after such notification and request by such Holder(s) to prepare and file a registration statement covering such Registrable Shares (together with any other Registrable Shares requested by the Holders, or the holders of Additional Registrable Securities or the Other Holders to be included in such registration pursuant to Section 8.2 within twenty (20) days after receipt of a notice from the Company pursuant to said Section 8.2). Such right to require registration shall be in addition to the rights of the Holders under Section 8.2, provided that no such request shall be made, or if made shall be effective, during the period commencing with the date of notice, if any, by the Company under Section 8.2 of an intention to register its securities and ending three months after the earlier of the effective date of such registration or the abandonment by the Company of its intent to register such securities, and shall be available to Holders on not more than two occasions (exclusive of registration statements on Form S-3 or comparable or successor form, as provided below); provided that except as otherwise provided in Section 8.6.1. hereof, any such registration right shall be deemed to have been used only (i) if the Holders requesting registration have at least seventy-five percent (75%) of the Registrable Shares which they have requested in good faith to be registered included in such registration statement; and (ii) upon such registration statement becoming and remaining effective in accordance with the provisions hereof. Notwithstanding the foregoing, in no event shall the Holder's right to require registration under this Section 8.3 be available to Holders on more than two occasions (exclusive of registration statements on Form S-3 or comparable or successor form, as provided below). Anything contained herein to the contrary notwithstanding, with respect to each registration requested pursuant to this
Section 8.3, the Company may, in its discretion, include in any registration pursuant to this Section 8.3 any authorized but unissued shares of Common Stock for sale by the Company or any securities for sale by Other Holders or holders of Additional Registrable Securities. However, neither the Company, the holders of Additional Registrable Securities, nor any Other Holder(s) may include any securities in any registration statement requested pursuant to this Section 8.3 unless in the case of an underwritten offering, the managing underwriters shall determine and advise that such inclusion will not interfere with the successful marketing of the securities to be offered by the requesting Holder(s). In the event that the managing underwriter(s) fails to approve the inclusion of any Additional Registrable Securities in any registration under this Section 8.3 or limits the number of shares which may be included in any registration pursuant to this Section 8.3, then the number of shares of capital stock otherwise to be included in the registration statement by Holders, holders of Additional Registrable Securities, Other Holders and the Company shall be reduced as follows: (i) there shall first be excluded shares proposed to be included by the Company and Other Holders; (ii) any further reduction shall be pro rata among Holders and holders of Additional Registrable Securities in the proportion of the number of shares of the Company's capital stock then owned by each, except, however, that the Registrable Securities of the Holders requesting such demand registration shall be the last to be excluded. For purposes of apportionment in the immediately preceding sentence, for any Holder which is a partnership, the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder", and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of Shares carrying registration rights owned by all entities and individuals included with such holder", as defined in this sentence. The Company shall have the privilege of postponing action under this Section 8.3 for a reasonable period of time not exceeding ninety (90) days) if the filing of such registration statement would, in the opinion of the Board of Directors of the Company, adversely affect a material financing project or a material proposed or pending acquisition, merger or other similar corporate event to which the Company is or expects to be a party. Further, at any time after the Company's consummation of an underwritten public offering pursuant to an effective registration statement on Form S-1 (or successor form) covering the offer and sale of its Common Stock, Holders of at least fifteen percent (15%) of the then outstanding Registrable Shares shall have the right to require the Company to file an unlimited number of registration statements on Form S-3, if available, or comparable or successor form under the Securities Act (in which case the minimum number of Registrable Shares to be covered by any such registration statement shall be such number of Registrable Shares having probable gross proceeds to the Holders of at least $1,000,000, as such probable gross proceeds are determined in good faith by the managing underwriter(s) of the offering (or, if there is none, by the Board of Directors of the Company)); and provided, further, that such rights to request the Company to file registration statements on

Form S-3 shall be available to the Holders no more than once during any consecutive twelve (12) month period. Any registration pursuant to this Section
8.3 (other than registration statements on Form S-3 and other registrations in connection with distributions by Holders to their respective affiliates) shall be by means of a firm commitment underwriting managed by one or more underwriters chosen by the Company and reasonably satisfactory to the Holder exercising rights contained in this Section 8.3 or if more than one such Holder is exercising such rights, reasonably satisfactory to the Holder of the greatest number of Registrable Shares requested to be included. Any Holder(s) intending to request a registration pursuant to this Section 8.3 shall notify all other Holders in writing of such request at least ten (10) days prior to making the request and permit each other Holder to join such request; provided, that such other Holder(s), within five (5) days of receipt of such notification, so indicates such other Holder's intention in writing to the Holder (or Holders) from which such notification was received.

      8.4. Conditions to Obligation to Register Registrable Shares. As conditions to the Company's obligation hereunder to cause a registration statement to be filed or Registrable Shares to be included in a registration statement, each selling Holder shall (a) provide such information and execute such documents as may reasonably be required in connection with such registration, (b) have agreed to convert its Shares into the Registrable Shares to be included, such conversion to be effective simultaneously with the closing of the sale of the Registrable Shares pursuant to such registration statement,
(c) agree to sell its Registrable Shares on the basis provided in any underwriting arrangements, and (d) on a timely basis, complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up agreements and other documents required under the terms of such underwriting arrangements, which arrangements shall not be inconsistent herewith.

      8.5. Registration Procedures. If and whenever the Company is required by the provisions of this Section 8 to use its best efforts to include any of the Registrable Shares in a registration statement filed under the Securities Act, the Company shall, as expeditiously as possible:

      8.5.1. Prepare and file with the Commission a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become and remain effective.

      8.5.2. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for not more than three months from the date of its effectiveness (plus such additional time during which any Holder must cease making offers and sales, as provided in Section 8.5.5) or (unless otherwise required by the Securities Act) until the Registrable Shares covered thereunder have been sold, whichever is earlier.

      8.5.3. Furnish to each selling Holder such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such Holder.

      8.5.4. Use its best efforts to register or qualify the Registrable Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as the managing underwriter(s) shall reasonably request, and use its best efforts to do any and all other acts and things which may be necessary or advisable so to register or qualify the Registrable Shares to enable such Holder to consummate the disposition of the Registrable Shares owned by such Holder in such jurisdictions during the period covered in Section 8.5.2; provide that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject.

      8.5.5. Notify each selling Holder of any Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Each Holder agrees, upon receipt of such notice, forthwith to cease making offers and sales of the Registrable Shares pursuant to such registration statement or deliveries of the prospectus contained therein for any purpose and to return to the Company, for modification and exchange, the copies of such prospectus not theretofore delivered by such Holder; provided, that the Company shall forthwith prepare and furnish to such Holder, after securing such approvals as may be necessary, a reasonable number of copies of any supplement to or amendment of such prospectus that may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

      8.5.6. Provide an institutional transfer agent for the Registrable Shares no later than the effective date of the first registration of any of such Registrable Shares under the Securities Act.

      8.5.7. Immediately notify all selling Holders of any stop order or similar proceeding initiated by state or federal regulatory bodies and use its best efforts to take all steps necessary to expeditiously remove such stop order or similar proceeding.

      8.5.8. Furnish, at the request of any Holder requesting registration of Registrable Shares pursuant to Section 8.3, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to Section 8.3, if such securities are being sold through underwriters, or, if such securities are not sold through underwriters, on the date that the registration statement with respect to such securities becomes effective: (a) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder making such request; and (b) two letters, one dated the effective date and one dated the closing date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and, if none, then to the Holder making such request

      8.6. Description of Expenses. All expenses incurred by the Company in complying with any of the foregoing provisions of this Section 8, including without limitation all federal (including Securities and Exchange Commission and National Association of Securities Dealers, Inc.) and state registration, qualification and filing fees, printing expenses, any premium involved in securing a policy or policies of registration insurance (but only if the Company in its sole discretion shall choose to secure such a policy or policies, such policy or policies to be herein referred to as "registration insurance"), fees and disbursements of counsel for the Company, and accountants fees and expenses (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company), incident to or required by any such registration are herein called Registration Expenses". Registration Expenses shall also include (a) in the case of a registration pursuant to Section 8.2, the reasonable fees and disbursements of one firm selected by the Holder or Holders of a majority of the Shares to be included, and serving as counsel to the selling Holder or Holders and other selling shareholders, if any, with respect to such registration and (b) in the case of a registration pursuant to
Section 8.3 other than on Form S-3, the reasonable fees and disbursements of one firm selected by the Holder or Holders of a majority of the Shares to be included requesting such registration and serving as counsel to the selling Holder or Holders and other selling shareholders, if any, with respect to such registration. All underwriting discounts, selling commissions and transfer taxes applicable to the sale of the Shares hereunder are herein called "Selling Expenses". If the Company is required by the provisions of this Section 8 to use its best efforts to effect the registration of any of the Shares under the Securities Act, the Registration Expenses and Selling Expenses in connection with such registration shall be borne as follows:

      8.6.1. All Registration Expenses incurred in connection with (a) all registrations under Section 8.2, (b) all registrations under Section 8.3 (excluding the second demand registration under Section 8.3 and all registrations on Form S-3), and (c) securing registration insurance, shall be borne by the Company, provided that the Company shall not be required to pay any such Registration Expenses relating to a demand registration under Section 8.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such Registration Expenses pro rata based on the number of Registrable Securities to have been registered) unless the Holders of a majority of the Registerable Securities agree to forfeit their right to one demand registration under Section 8.3.

      8.6.2. All Registration Expenses other than those described in Section
      8.6.1 above and all Selling Expenses shall be borne pro rata by the Holders including shares in the registration statement in question; provided, however that if other shares of capital restock are included in such registration statement, such Registration Expenses shall be borne by the Holders pro rata with all other persons (including the Company) for whose account the securities covered by such registration statement are offered in accordance with the amount of securities being so offered for the account of each such party.

      8.7. Indemnification; Underwriting Agreements. In the event that the Company registers under the Securities Act any shares held by a Holder pursuant to the provisions of this Agreement:

      8.7.1. The Company agrees to indemnify and hold harmless such Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act, against any and all losses, claims, damages, liabilities or expenses, joint or several, arising out of or based upon any violation of the Securities Act, the Securities Exchange Act of 1934, as amended, any rules and regulations promulgated thereunder or any untrue statement or alleged untrue statement of a material fact in any related registration statement, prospectus, offering circular, notification or other document or any omission or alleged omission of any material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon a statement in writing furnished by or on behalf of the Holder or any other Holder for inclusion therein or an omission or failure by any such Holder to furnish any statement with respect to such Holder required to be included therein. Promptly after receipt by any Holder or any person controlling such Holder of notice of the commencement of any action in respect of which indemnity may be sought against the Company, such Holder or such controlling person, as the case may be, will notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, receipt of such notice and the Holder's reasonable cooperation, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably Satisfactory to such Holder or controlling person, as the case may be, and the payment of expenses and such counsel's fees) insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. Such Holder or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Company unless the employment of such counsel has been specifically authorized by the Company or unless the Holder shall have in good faith reasonably concluded that there may be a conflict of interest between the Company and the Holder in the conduct of the defense of the action.

      In connection with any offering under this Section 8 which is to be underwritten, the Company further agrees to enter into an underwriting agreement in usual and standard form respecting such offering; provided that the terms of such underwriting agreement shall not be inconsistent or conflict with the -- provisions of this Agreement.

      8.7.2. The obligations of the Company under Section 8.2 and Section 8.3 are subject to the following conditions, which each such Holder hereby agrees to fulfill: (a) that each Holder whose Shares are to be included in any registration or qualification referred to in this Section 8 agrees, in writing, prior to the filing of such registration or qualification,and hereby does agree to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act and the officers and directors of the Company, against any and all losses, claims, damages, liabilities or expenses arising out of or based upon any untrue statement or alleged untrue statement of a material fact in any related registration statement, prospectus,offering circular, notification or other document or alleged omission of any material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to statements or omissions made in reliance upon a statement in writing furnished by or on behalf of such Holder for inclusion therein and with reference to statements or omissions made in reliance upon an omission or failure by such Holder to furnish any statement with respect to such Holder required to be included therein; provided that (i) the maximum amount of liability in respect of such indemnification shall be limited, in the case of each Holder whose Shares are so included, to an amount equal to the net proceeds (A) actually received by such Holder from the sale of the Shares effected-pursuant to such registration or (B) which would have been received had the sale of Shares pursuant to such registration occurred and (ii) if such registration or qualification relates to an offering which is to be underwritten, that such Holder enters into an underwriting agreement in usual and standard form respecting such offering; Provided that the terms of such underwriting agreement shall not be inconsistent or conflict with the provisions of this Agreement. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against such Holder the Company will notify such Holder in writing of the commencement thereof, and such Holder shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Company, and the payment of expenses and such counsel's fees) insofar as such action shall relate to the alleged liability in respect of which indemnity may besought against such Holder. The Company and each such director, officer, or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of such Holder unless employment of such counsel has been specifically authorized by such Holder or unless an indemnified party shall have in good faith reasonably concluded that there may be a conflict of interest between the indemnified party and the Holder in the conduct of the defense of the action.

      8.7.3. A party required to indemnify another party pursuant to this 8.7
      (an

      "Indemnifying Party") shall not be liable for any settlement of any action or claim relating to such liability or expense effected without its consent, but if any settlement is effected with its consent or if a final judgment for the plaintiff is entered in any such action, such Indemnifying Party agrees to indemnify and hold harmless the party so indemnified (the "Indemnified Party") from and against any loss or liability by reason of any such settlement or judgment. The Indemnifying Party shall indemnify the Indemnified Party for expenses, including but not limited to reasonable fees and disbursements of counsel, incurred by the indemnified party in connection with the indemnification proceeding as such expenses are incurred.

      8.8. Registration Under the Securities Exchange Act. Within one hundred twenty (120) days following the end of the fiscal year of the Company in which it consummates its initial sale of shares pursuant to a registration statement under the Securities Act, whether or not such sale constitutes the Initial Public Offering (as defined in Section 7), the Company will cause an effective registration with respect to its Common Stock to be filed and maintained in accordance with the provisions of the Securities Exchange Act of 1934 if the same is then required.

      8.9. Transfer of Registration Rights. The registration rights of the Holders under this Section 8 may be transferred to any transferee of Shares or Registrable Shares who acquires at least five percent (5%) in the aggregate of the Shares of such Holder or an equivalent amount of Registrable Shares issued upon conversion thereof. Each such transferee shall be deemed to be Holder of Registrable Shares for purposes of this Section 8.

      8.10. Mergers, Etc. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Section 8, and for that purpose references hereunder to "Registrable Shares" shall be deemed to be references to the securities which such Holders would be entitled to receive in exchange for Registrable Shares under any such merger, consolidation or reorganization and other securities to which they subsequently give rise; provided, that this
Section 8.10 shall not apply if the Holders shall receive, pursuant to such merger, consolidation or reorganization, in exchange for the Registrable Shares,
(a) registered securities listed on the New York Stock Exchange or the American Stock Exchange, or with respect to which prices are reported by the National Association of Securities Dealers Automated Quotation System, Inc. or (b) registration and related rights on terms no less favorable to the Holders than those contained in this Section 8 and no less favorable to the Holders than any other shareholder of the Company receives in connection with such merger, consolidation or reorganization.

      8.11. Limitations on Registration Rights Granted With Respect to Other Securities. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Shares, voting as a single class, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right to require the Company to initiate any registration of any securities of the Company or the right to require the Company, upon any registration of any of its securities, to include, among the securities which the Company is then registering, securities owned by such holder, except for such rights (including required registration rights similar to those contained in Section 8.3 hereof) which are no more favorable to the holders thereof than the rights of the Holders contained in this Section 8. Any right given by the Company to any holder or prospective holder of the Company's securities in connection with the registration of securities shall be conditioned such that it shall be consistent with the provisions of this Agreement and with the rights of the Holders provided in this Agreement.

      8.12. Market Stand-off. Each Holder agrees, if requested by the Company and/or the representative of the underwriters underwriting an offering of the Common Stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Registrable Shares held by such Holder during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that the directors and officers of the Company, all Other Holders and all holders of Additional Registrable Securities participating in the underwriting enter into similar agreements. Such agreement shall be in writing in a form satisfactory to the Company and such representative. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said one hundred twenty (120) day period.

      8.13. Termination of Registration Rights. The registration rights granted to the Holders pursuant to this Section 8 shall terminate as to any Holder at such time as such Holder may sell all Registrable Securities held by or issuable to such Holder under Rule 144 (other than Rule 144(k), or any successor to Rule 144, in any two successive three-month periods.

      8.14. Other Registration Rights. The registration rights granted to Warburg pursuant to paragraph five of the Stock Purchase Agreement dated July, 1988 between the Company and Warburg (the 1988 Agreement") shall remain in full force and effect--provided that the provisions of this Agreement shall govern all Registrable Shares (as defined herein) of Warburg and provided further that the Market Stand-off provisions of paragraph 5.9 of the 1988 Agreement shall be amended to restate the ninety day standstill period to one hundred eighty (180) days.

      9. PREEMPTIVE RIGHTS.

      9.1. Until the occurrence of the Initial Public Offering, or, if earlier, less than 2,000 shares of Class B Preferred Stock remain outstanding, the Company will not offer any equity securities, or securities convertible into, or options, warrants, or other rights to purchase such equity securities (collectively, the Future Shares) to any third party or Purchaser without first providing each Purchaser so long as such Purchaser continues to hold shares of Preferred Stock (hereinafter a "Buyer") the right to subscribe for its Preemptive Proportionate Percentage (as such term is defined in paragraph 9.6 below) of such Future Shares for cash at a price and on such other terms as shall have been specified by the Company in writing delivered to each Buyer

(the "Preemptive Offer"), which Preemptive Offer by its terms shall remain open and irrevocable for a period of fifteen (15) days from the date it is delivered by the Company to each Buyer (the "Preemptive Period"). The Preemptive Offer shall also certify that the Company has either (a) received a firm offer from a prospective purchaser, who shall be identified in such certification, so that the Company in good faith believes a binding agreement of sale is obtainable for consideration having a fair market, cash equivalent, or present value set forth in such certification; or (b) intends to make an offering of its securities at the price and on the terms set forth in such certification.

      9.2. If any Buyer shall subscribe for less than its Preemptive Proportionate Percentage of the Future Shares set forth in the Preemptive Offer to it, then the Company at the end of the Preemptive Period shall give notice in the same manner to each Buyer who did subscribe during the Preemptive Period for its entire Preemptive Proportionate Percentage of the Future Shares of the number of Future Shares which the Buyers had not elected to purchase during the Preemptive Period (the "Remaining Future Shares") and stating that the Buyer may elect to purchase at the same price any or all of the Remaining Future Shares (the "Second Preemptive Offer"), which Second Preemptive Offer by its terms shall remain open and irrevocable for a period of at least fifteen (15) days from the date it is delivered by the Company to each Buyer. If the total number of Remaining Future Shares is sufficient to satisfy the elections of Buyers who received the Second Preemptive Offer, such Remaining Future Shares shall be allocated to them in accordance with their elections; if not, the available Remaining Future Shares shall be allocated among the Buyers according to their respective Preemptive Proportionate Percentages (provided that such allocation shall be adjusted if necessary so that no Buyer is allocated more Remaining Future Shares than it has elected to purchase). For the purpose of avoiding fractions as to Future Shares and Remaining Future Shares, the President of the Company (or in his or her absence any responsible corporate officer of the Company) may adjust upward or downward by not more than one full share the number of Future Shares or Remaining Future Shares which any Buyer would otherwise be entitled to purchase.

      9.3. Notice of each Buyer's intention to accept, in whole or in part, a Preemptive Offer or Second Preemptive Offer made pursuant to Sections 9.1 or 9.2 herein shall be evidenced by a writing signed by the Buyer and delivered to the Company prior to the end of the Preemptive Period or the fifteen (15) day period of the Second Preemptive Offer, as applicable, setting forth that portion of the Future Shares or the Remaining Future Shares, as the case may be, which the Buyer elects to purchase (the "Notice of Acceptance").

      9.4. In the event that the Buyers elect not to purchase all of the Future Shares or the Remaining Future Shares, the Company shall have one hundred twenty
(120) days from the expiration of the Preemptive Offer (or, if applicable, the Second Preemptive Offer) to sell all or any part of such Remaining Future Shares not purchased by the Buyers (the "Refused Future Shares") to the parties (or their affiliates) identified in the Preemptive Offer, but only upon terms and conditions in all material respects, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other party or parties or less favorable to the Company than those set forth in the Preemptive Offer and the Second Preemptive Offer.

Upon the closing of the sale of Refused Future Shares to such other parties, the Buyers shall purchase from the Company and the Company shall sell to each Buyer the Future Shares and the Remaining Future Shares in respect of which a Notice of Acceptance was delivered to the Company by such Buyer, upon the terms specified in the Preemptive Offer and the Second Preemptive Offer. The Company may withdraw the Preemptive Offer and the Second Preemptive Offer at any time prior to such closing.

      9.5. Notwithstanding anything to the contrary stated above, the rights of-the Buyers under this Section 9 shall not apply to (a) any sale of shares of the Company's capital stock pursuant to the Initial Public Offering or (b) the issuance by the Company of Common Stock or options or warrants for the purchase thereof issued, sold or granted, in the past or future, by the Company to its employees or consultants pursuant to bona fide employee stock purchase, option or similar plans or as otherwise approved by the Board of Directors of the Company or (c) equity securities issued in connection with the acquisition of at least fifty percent (50%) of the voting securities of another corporation, controlling interest in another business entity, or all or substantially all of the assets of another corporation or business entity or (d) equity securities issued for no consideration as dividends or pursuant to stock splits or (e) any securities issued upon the conversion or exercise of presently issued securities or (f) any shares of Class B Preferred Stock issued and sold pursuant to Section l.l(b) of this Agreement or (g) any equity securities issued in connection with a joint venture in which the Company is a participant or a license, marketing or distribution agreement to which the Company is party, if such issuance does not exceed twenty percent (20%) of the aggregate amount of equity securities of the Company then outstanding (on an as converted basis).

      9.6. The term "Preemptive Proportionate Percentage" shall mean, as to a Buyer, that percentage figure which expresses the ratio which (a) the number of shares of outstanding Common Stock then owned by such Buyer bears to (b) the aggregate number of shares of outstanding Common Stock then owned by all Buyers (for purposes solely of the computation required under clauses (a) and (b), Buyers holding shares of Preferred Stock shall be treated as having converted all such outstanding shares of Preferred Stock into shares of Common Stock at the rate at which such shares of Preferred Stock are convertible or exercisable for Common Stock pursuant to Article IV of the Certificate of Incorporation of the Company in effect at the time of delivery by the Company of the Preemptive Offer).

      9.7. The preemptive rights provided under this Section 9 may be transferred or assigned in whole (but not in part) (a) to any person or entity that directly or indirectly controls, is controlled by or is under common control with, the transferor Buyer (b) to any other person or entity approved by the Company, provided, in each case, that no such transfer or assignment may be made if, in the reasonable judgment of the Company's Board of Directors, after consultation with the Company's counsel, such transfer or assignment would make an exemption from the registration requirements of the Securities Act and/or applicable state securities laws unavailable with respect to the offer and sale of the Future Shares.

      10.   MISCELLANEOUS.

      10.1. Entire Agreement; Successors. This Agreement, together with the Schedules and Exhibits hereto sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements and commitments of the parties relating thereto, including, but not limited to, the Stock Purchase Agreement dated July, 1988 between the Company and Warburg, which agreement is hereby terminated with respect to all but paragraph 5 of that agreement and the Exchange Agreement dated as of October 19, 1991 between the Company and Warburg, which agreement is hereby terminated. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto subject to any restrictions on assignment stated herein. Delivery of documents by the Company or its counsel to Hale & Dorr, Attn: John
A. Burgess, Esq., special counsel to the Purchasers, shall be deemed to constitute for all purposes (with the exception of those required or contemplated by Section 9) the furnishing of such documents by the Company to the Purchasers under this Agreement or in connection with the offering hereunder.

      10.2. Notices. Except as otherwise specifically provided herein, all notices, requests, demands, and other communications hereunder shall be in writing and shall be personally delivered or given by prepaid nationally-recognized overnight courier service or by prepaid certified or registered mail, return receipt requested, or by prepaid telegram, addressed as follows:

      (a) if to the Purchasers:

      To the Addressees shown on Schedule A

      with a copy to:

      Hale & Dorr
      60 State Street Boston, MA 02109
      Attention: John A. Burgess, Esq.

      (b) if to the Company:

      Transkaryotic Therapies, Inc.
      195 Albany Street
      Cambridge, MA 02139
      Attention: Chief Executive Officer

      with a copy to:

      Bingham, Dana & Gould
      150 Federal Street Boston, MA 02110
      Attention: Leslie H. Shapiro, Esq.

or to such other address as shall have been designated in writing by any party pursuant hereto. All notices, requests, demands and other communications hereunder shall be effective on the earlier of (i) actual receipt (ii) five (5) business days after deposit in the U.S. mails or delivery to a nationally recognized courier service in accordance with this Section .

      10.3. Expenses. Except as provided in Section 8, each party will bear its own expenses in connection with this Agreement, provided that the Company will bear the reasonable fees and out-of-pocket disbursements of Hale & Dorr, special counsel to the Purchasers, in an amount not to exceed $20,000 in the aggregate.

      10.4. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by the Company or any of the Purchasers in connection herewith shall survive the execution and delivery of this Agreement and the Shares for a period (the "Survival Period") expiring on the first to occur of (a) the Initial Public Offering, or (b) the date which is five years after the Closing Date. No claim may be made for breach of any representation or warranty contained herein unless notice of such claim is given to the breaching party within the Survival Period.

      10.5. Amendments; Waivers. Changes in or additions to this Agreement may be made by written document executed by the Company and the holders of at least fifty-one percent (51%) in the aggregate number of shares of Common Stock issued or issuable upon conversion of the Shares and the Class A Shares (treated as a single group) provided that the consent of such holders shall not be required with respect to any supplement to this-Agreement relating to the sale and issuance of additional shares of Class B Preferred Stock in accordance with Section l.l(b) hereof. The holders of fifty-one percent (51%) in the aggregate of the Shares and the Class A Shares then held by Holders (treated as a single group) may, by written instrument, waive compliance by the Company with any of the provisions of this Agreement. Notwithstanding the foregoing, no course of dealing or delay on the part of the Holders in exercising any right shall operate as a waiver thereof or otherwise prejudice the rights of the Holders.

      10.6. Governing Law. This Agreement shall be construed and enforced as a contract under seal in accordance with, and the rights of the parties hereunder shall be governed by, the internal laws of the Commonwealth of Massachusetts.

      SIGNED, SEALED AND DELIVERED, as of the date first written above by the parties hereto.

                              TRANSKARYOTIC THERAPIES, INC.

                              By: /s/ K. Michael Forrest
                                 -----------------------------------------------
                              Title:  President and CEO

                              WARBURG PINCUS CAPITAL COMPANY, L.P.

                              By:  Warburg Pincus & Co.,
                                 -----------------------------------------------
                                  General Partner

                              By: /s/ Peter Stalker
                                 -----------------------------------------------
                              Title: Managing Director

                              H&Q HEALTHCARE INVESTORS

                              By: /s/ Alan Carr
                                 -----------------------------------------------
                              Title: President

                              H&Q VENTURE INVESTORS L.P.

                              By: /s/ Jackie Berterrechte
                                 -----------------------------------------------
                              Title: Attorney-in-Fact

                               /s/ Leighton Reed
                              --------------------------------------------------
                              Leighton Reed

                               /s/ Alejandro Zaffaroni
                              --------------------------------------------------
                              Alejandro Zaffaroni

                              INTERHEALTH LIMITED

                              By: /s/ Alejandro Zaffaroni
                                 ---------------------------------------
                              Title:  General Partner

                              HUMANA, INC.

                              By: /s/ W. Roger Drumm
                                 ---------------------------------------
                              Title: S.V.P. Finance

                              S-E- BANKENS LAKEMEDELSFOND

                              By: /s/ R. Haichter
                                 ---------------------------------------
                              Title:

                               /s/ R. Haichter
                              ------------------------------------------
                              Aktiv Lakemedel

                               /s/ David Smith
                              ------------------------------------------
                              By: Preston Tsao, Attorney-in -Fact

                               /s/ Fredrik Schreuder
                              ------------------------------------------
                              Fredrik Schreuder

                               /s/ Robert Mailloux                      )
                              ------------------------------------------)
                              Robert Mailloux                           )Joint
                                                                        )Tenants
                               /s/ Minh Mailloux                        )
                              ------------------------------------------)
                              Minh Mailloux

                               /s/ Jack W. Szostak
                              ------------------------------------------
                              Jack W. Szostak

                              INDEPENDENT ORDER OF FORESTERS

                              By: /s/ Walter Cafucell
                                 -----------------------------------------------
                              Title: Vice President-Investments

                              MOUNTAIN ESTATES LTD.

                              By: /s/ Roderick L. McLean
                                 -----------------------------------------------
                              Title: President

                              ENERTECH ASSOCIATES, LTD.

                              By: /s/ N. Conway
                                 -----------------------------------------------
                              Title:  General Partner

                              N.E. CORNING TRUST NO.8

                              By: /s/ Edward Herriot
                                 -----------------------------------------------
                              Title: Trustee

                               /s/ Mark Arnold
                              --------------------------------------------------
                              Mark Arnold

                              A. CAREY ZESIGER REVOCABLE TRUST

                                  By:  BEA Associates
                                  Title:  Attorney-in-Fact

                                          By: /s/ Albert L. Zesiger
                                             -----------------------------------
                                          Title: Managing Director

                               /s/ Emilio Bassini
                              --------------------------------------------------
                              Emilio Bassini

                              Sheana Butler (120 Shares)*

                              Nicola Zesiger (60 Shares)*

                              Albert L Zesiger custodian for
                              Alexa L. Zesiger (60 Shares)*

                              Albert L. Zesiger (800 Shares)*

                              Barrie Ramsay Zesiger (250 Shares)*

                              Lucy Butler Finley (60 Shares)*

                              Dean Witter Foundation (250 Shares)*

                              Domenic Mizio (250 Shares)*

                              Leonard Kingsley (120 Shares)*

                              Andrew Heiskell (250 Shares)*

                              Elizabeth Heller Mandell trustee
                              for Elizabeth Heller Mandell (175 Shares)*

                              Lewis Butler Finley (60 Shares)*

                              Serra Butler Finley (60 Shares)*

                              *By: BEA ASSOCIATES, ATTORNEY IN FACT

                                  By: /s/ Albert L. Zesiger
                                     -------------------------------------------
                                  Name: Albert L. Zesiger
                                          Title: Managing Director

                                    AMENDMENT

      This Amendment dated as of April 20, 1993, is by and among Transkaryotic Therapies, Inc. (the "Company"), a Delaware corporation, and the stockholders who have executed counterparts of the signature pages hereto (the
"Stockholders").

      The Company and the Stockholders and certain others are parties to a Class B Preferred Stock Purchase Agreement dated as of February 14, l992 (the 1992 Purchase Agreement). The Stockholders are the holders of at least fifty-one percent (51%) of the aggregate number of shares of the Common Stock of the Company issued or issuable upon conversion of the shares of the Company's Class B Preferred Stock issued and sold pursuant to the 1992 Purchase Agreement and of the Company's Class A Preferred Stock, respectively (treated as a single group).

      Simultaneously with the execution and delivery of this Agreement, the Company and the Stockholders and certain others are entering into a Class B Preferred Stock Purchase Agreement dated the date hereof (the "1993 Purchase Agreement"), pursuant to which the Company will issue and sell certain shares of its Class B Preferred Stock, $1.00 par value, to the Stockholders and such other parties. In connection with the 1993 Purchase Agreement, the Company has requested the Stockholders to consent to the amendment of the 1992 Purchase Agreement, and the Stockholders have agreed to do so.

      NOW, THEREFORE, to induce the Company to enter into the 1993 Purchase agreement, and intending hereby to be legally bound, the Stockholders and the Company hereby agree as follows:

      1. The 1992 Purchase Agreement is hereby amended to delete Section 7.3 (entitled "Budget") thereof.

      2. The Stockholders hereby waive and relinquish any rights and remedies that they may have by reason of any prior breach by the Company of Section 7.3 of the 1992 Purchase Agreement.

      3. Except as expressly amended hereby, the 1992 Purchase Agreement shall not be affected hereby and shall remain in full force and effect in accordance with its terms.

      4. This Amendment shall be construed and enforced as a contract under seal in accordance with, and the rights of the parties hereunder shall be governed by, the internal laws of the Commonwealth of Massachusetts.

      5. This Amendment may be executed in two or more counterparts, each of which together shall constitute one and the same document.

      SIGNED, SEALED AND DELIVERED, as of the date first written above by the parties hereto.

                          TRANSKARYOTIC THERAPIES, INC.

                                  By:/s/   K. Michael Forrest
                                     -------------------------------------------
                                  Title:President and CEO
                                        ----------------------------------------

                      WARBURG PINCUS CAPITAL COMPANY, L.P.

                                  BY:     WARBURG PINCUS & CO.,
                                          GENERAL PARTNER

                                          By:/s/ Rodman W. Moorhead, III
                                             -----------------------------------
                                          Title:Partner
                                                --------------------------------

                                  H&Q HEALTHCARE INVESTORS**

                                  By: /s/ Alan Carr
                                     -------------------------------------------
                                  Title:President
                                        ----------------------------------------

      **Limitation of Liability. The name H&Q Healthcare Investors is the designation of the Trustees for the time being under an Amended and Restated Declaration of Trust dated April 21, 1987, as amended. All persons dealing with H&Q Healthcare Investors must look solely to the trust property for the enforcement of any claim against H&Q Healthcare Investors, as neither the Trustees, officers nor shareholders assume any personal liability for obligations entered into on behalf of H&Q Healthcare Investors.

                              Barrie Ramsay Zesiger

                                  By:                 *
                                     -----------------------------------
                                  Andrew Heiskel

                                  By:                 *
                                     -----------------------------------

                                  /s/ Emilio Bassini
                                  --------------------------------------

                                  /s/ Mark Arnold
                                  --------------------------------------

                                  H&Q Venture Investors L.P.

                                  By:/s/ Jackie Berterretche
                                     -----------------------------------
                                  Title:Attorney-in-Fact
                                        --------------------------------

                                  /s/ Alejandro Zaffaroni
                                  --------------------------------------
                                  Alejandro Zaffaroni

                                  INTERHEALTH LIMITED

                                  By: /s/ Alejandro Zaffaroni
                                     -----------------------------------
                                  Title:General & Limited Partner
                                        --------------------------------

                                  /s/ Robert Mailloux                   )
                                  --------------------------------------)
                                  Robert Mailloux                       )
                                                                        )Joint
                                                                        )Tenants
                                  Minh Mailloux                         )
                                  --------------------------------------
                                  Minh Mailloux

                                  *By:    BEA ASSOCIATES,
                                            Attorney-in-Fact

                                 By: Albert L. Zesiger
                                     -------------------------------------------
                                     Albert L. Zesiger
                                     Managing Director


                                       38